                                                                  EXHIBIT (a)(2)

               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY ASSET ALLOCATIONS PORTFOLIOS, INC., a Maryland corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FOURTH  and  Article  SIXTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors  has duly adopted  resolutions  classifying certain new series of the  Corporation's  authorized  but  unissued  shares,  in accordance with Section 2-208(a) of the Maryland General Corporation Law, titled
LIVESTRONG 2020 Portfolio, LIVESTRONG 2030 Portfolio, LIVESTRONG 2040 Portfolio,
and LIVESTRONG 2050 Portfolio (collectively, the "New Series").

     THIRD: The New Series shall have all the preferences,  conversion and other
rights,   voting   powers,   restrictions,    limitations   as   to   dividends,
qualifications,  and terms and  conditions  for  redemption  as set forth in the
Articles  of  Incorporation  of the  Corporation  and is not  changed  by  these
Articles  Supplementary,  except with respect to the creation and/or designation of the New Series.

     FOURTH:  These Articles  Supplementary  do not increase the total number of shares of stock that the Corporation has authority to issue or the aggregate par value  thereof.  The total  number of shares of stock that the  Corporation  has authority to issue is Three Billion (3,000,000,000) shares of capital stock with a par value of $0.01 each, and an aggregate par value of $30,000,000.

     FIFTH:  After giving  effect to the New Series,  the Series of stock of the
Corporation are hereby classified as follows:

         SERIES NAME                                          CLASS
         ------------------------------------------------------------------
         LIVESTRONG 2015 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         LIVESTRONG 2020 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         LIVESTRONG 2025 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         LIVESTRONG 2030 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         SERIES NAME                                          CLASS
         -------------------------------------------------------------------
         LIVESTRONG 2035 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         LIVESTRONG 2040 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         LIVESTRONG 2045 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         LIVESTRONG 2050 Portfolio                            Investor
                                                              Advisor
                                                              R
                                                              Institutional

         LIVESTRONG Income Portfolio                          Investor
                                                              Advisor
                                                              R
                                                              Institutional

         One Choice Portfolio: Very Conservative              Investor

         One Choice Portfolio: Conservative                   Investor

         One Choice Portfolio: Moderate                       Investor

         One Choice Portfolio: Aggressive                     Investor

         One Choice Portfolio: Very Aggressive                Investor

Each class of each such series shall  consist,  until  further  changed,  of the lesser of (x)  3,000,000,000  shares or (y) the  number of shares  that could be issued  by  issuing  all of the  shares of any  series  currently  or  hereafter classified less the total number of shares then issued and outstanding in all of such series.

     SIXTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS,  INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Senior Vice  President and attested to by its Assistant
Secretary on this 6th day of March, 2008.

ATTEST:                                     AMERICAN CENTURY ASSET ALLOCATION
                                             PORTFOLIOS, INC.

/s/  OTIS H. COWAN                          /s/  CHARLES A. ETHERINGTON
------------------------------              ------------------------------------
Name:  Otis H. Cowan                          Name:   Charles A. Etherington
Title: Assistant Secretary                    Title:  Senior Vice President

     THE UNDERSIGNED  Senior Vice President of AMERICAN CENTURY ASSET ALLOCATION
PORTFOLIOS,  INC.,  who  executed on behalf of said  Corporation  the  foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the name of and on  behalf  of said  Corporation,  the foregoing Articles  Supplementary to the Charter to be the corporate act of said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  March 6, 2008               /s/  CHARLES A. ETHERINGTON
                                  ----------------------------------------------
                                  Charles A. Etherington, Senior Vice President